Exhibit 10.5 Lease Agreement with National Council Research of Canada

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National Research Council    Conseil national de recherches    Licence to Occupy
Canada                       Canada                              Premises at NRC
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Form filled on date: 30 May 2002

THIS IS AN AGREEMENT made under the laws of the province of Ontario, Canada

THE PARTIES ARE           National Research Council of Canada     (called "NRC")
Head Office:              1200 Montreal Road, Ottawa, Ontario, K1A OR6
Participating Institute:  Steacie Institute for Molecular Sciences

AND                       Liska Biometry                 (called the "Licensee")
whose address is:         100 Sussex Drive, Ottawa, ON, K1A OR6

OL-1. PREMISES The Licensee engages in activities that NRC desires to assist or promote in Canada. NRC has Premises which, for the relevant time period, are not required for public purposes and which the Licensee can be permitted to use for its activities, subject to the terms of this Agreement.

OL-2. LOCATION OF PREMISES The Premises are in NRC's Building at 100 Sussex
Drive, and are identified, for the month of April 2003, as temporary space equivalent to room 1120B of approximately 422 square feet, and for the remainder of the term, as rooms 1120B, D, E, F, H, K and one-third of room 2029, of approximately 977 square feet total.

OL-3. TEBM The Licensee may occupy the Premises for a period of one year between these dates: 1 April 2003 and 31 March 2004.

OL-4. OCCUPANCY Occupancy is subject to the GENERAL CONDITIONS FOR OCCUPANCY
(below) and use of the Premises is restricted to the following purposes:
research and development.

OL.5. RENTAL OF PREMISES The Licensee must pay rent to NRC at the rate of $24 per square foot per year for the month of April 2003 and at the rate of $25 per square foot per year thereafter. Beginning 1 May 2003, the Licensee must pay $40 per month for one external internet address (see 15A INTERNET, below). Rent is payable in advance and without notice. The Licensee shall remit to NRC, upon signature of this Agreement, a cheque for the April 2003 rent in the amount of nine hundred and three dollars and eight cents ($903.08, includes GST) and a series of 11 post-dated cheques, each in the amount of two thousand two hundred and twenty dollars and seventy cents ($2,220.70, includes rent, internet and
GSl) payable to NRC on the first day of each of the months May 2003 through
March 2004.

OL-6. RENTAL:OF FURNITURE AND EQUIPMENT Subject to the terms of this Agreement, the Licensee may use free of charge the Furniture and Equipment supplied by NRC.

OL-7. TAXES Without implying that tax authorities are bound by this, the Parties consider applicable taxes are:
(a) sales tax (GST or similar) at: 7%; registration number 121 491 807.
(b) Quebec Sales Tax at 0%; registration number 1006 178088.

OL-8. TERMINATION In case of early termination (including before occupancy) of this Agreement, save for termination for convenience by NRC, the Licensee must reimburse all reasonable disbursements made by NRC in preparation for the occupancy, estimated at NIL. Either Party may terminate for convenience this
Agreement by giving the other Party 14 days written notice. Termination does not prejudice accrued rights. The Licensee shall leave the Premises in good repair, allowing for reasonable wear and tear. If the Premises become wholly or partly unfit for use, the required notice is two (2) days. If the licensee fails to perform any obligation under this

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National Research Council    Conseil national de recherches    Licence to Occupy
Canada                       Canada                              Premises at NRC
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Agreement, and still has not performed it seven (7) days after a written demand by NRC, in addition to invoking any other remedy allowed by law, NRC may do either or both of the following:
(a) immediately terminate the licence granted by this Agreement, exclude the licensee from the Building, and remove any property of the licensee to public storage at the Licensee's expense;
(b) at the expense of the Licensee, perform the obligations or remedy the default.

OL-9. WAIVER Each individual who works on behalf of the Licensee in the Premises shall sign NRC's Visiting Workers Agreement waiving rights to sue NRC for injuries or damage to property.

OL-10. INSURANCE The Licensee [if not an agent of the federal Crown] must have, and keep in force, the following insurances:
(a) Comprehensive General Liability up to a limit not less than TWO MILLION
DOLLARS for each occurrence,
(b) Tenant's Legal Liability or Contractual Liability up to a limit not less than ONE HUNDRED THOUSAND DOLLARS for each occurrence, and
(c) Multi-Peril Commercial Property Floater which either covers all personal property or specific property designated by NRC in its discretion, all with the
National Research Council of Canada named as an additional insured. The Licensee must provide evidence of the required insurance to the satisfaction of NRC by means of either a letter from the insurance company or a copy of the insurance policy. Insurance policies must not establish a deductible portion that is, in the opinion of NRC, unusual or unreasonable.

OL-11. INDEMNITY The Licensee shall indemnify and save harmless NRC and its employees from all losses and claims of any kind in respect of the Licensee's occupancy of the premises or use of Furniture or Equipment.

OL-12. FURNITURE AND EQUIPMENT If Furniture or Equipment is provided by this
Agreement, the Licensee shall:
(a) not remove the Furniture or Equipment from the Premises, without prior written consent of NRC;
(b) not modify the Furniture or Equipment without prior written consent of NRC;
(c) protect, maintain, clean and repair the Furniture or Equipment as a prudent owner would;
(d) permit NRC, at any reasonable time, to inspect the Furniture or Equipment and view its state of repair;
(e) not cause or permit the Furniture or Equipment to be made the subject of any claim, lien or encumbrance.

OL.13. RETURN The Licensee shall return all Furniture or Equipment in the same condition as at the date of this Agreement, without alterations, fair wear and tear excepted. The Licensee shall sign separately. on one line here, to select one alternative with respect to the Furniture or Equipment listed on the
Equipment Schedule:
(a) there is no Furniture or Equipment, and no Equipment Schedule.
(b) the Licensee has examined the Furniture or Equipment and finds it in good and normal condition, allowing for wear and tear appropriate to the age and nature of the Furniture or Equipment.
(c) the Licensee and NRC agree that the Furniture or Equipment has some damage or defects, all of which has been summarized on the attached Statement of
Condition.

OL-14. MAIL For mail with a delivery destination outside of NRC the Licensee may use NRC's system for delivery of mail to Canada Post but the Licensee must affix sufficient postage as required by Canada Post. NRC accepts no liability for the licensee's mail that is late, lost, or stolen-

FORM OL (6/98) Requires (optional) Annexes: Equipment Schedule,               2
               and Statement of Condition
RS0010         STANDARD FORM OF NRC LEGAL SERVICES. NOT TO BE ALTERED.

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National Research Council    Conseil national de recherches    Licence to Occupy
Canada                       Canada                              Premises at NRC
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OL-15. TELEPHONE The Licensee may use any telephones for as long as NRC continues to leave them in the Premises, but must reimburse NRC for all charges.
NRC may withdraw telephones on 30 days' notice to the Licensee.

OL-15A INTERNET NRC will provide the Licensee with one external internet address. The Licensee is responsible for providing a router to connect the devices on his private network to the Internet, for providing a firewall and other security devices, and for obtaining his own e-mail addresses. The Licensee shall be responsible for connection, security and maintenance of his computer system.

OL-16. STORES NRC may permit the Licensee to purchase from NRC materials that
NRC considers to be available. Purchases must comply with the NRC Sales and
Loans Regulations.

                        GENERAL CONDITIONS FOR OCCUPANCY
                        --------------------------------

OL.17. INTERPRETATION OF AGREEMENT This Agreement supersedes all prior communications, negotiations and agreements concerning the occupancy. No amendment or waiver of terms in this agreement is effective unless it is in
Writing, signed by both Parties, and explicitly states the intention to affect this agreement. No forbearance by a Party implies any broader, continuing, or future forbearance. If a court finds part of this Agreement invalid, the remainder is valid in accordance with its most reasonable interpretation. This
Agreement does not create a relationship of landlord and tenant, lessor and lessee, master and servant, partnership, agency, or joint venture between the parties.

OL-18. USE The Licensee may use, in common with others, the areas of the
Building designated by NRC as Common Areas, except certain Common Areas which may be declared off limits for the purpose of this Agreement. NRC has established rules governing the use of the Common Areas, available on inquiry, and the Licensee must comply with these rules. The Licensee may park vehicles according to parking regulations that apply to other occupants of the Building.

OL-19. MQVING IN The Licensee may place equipment or materials in the Premises only with written consent of NRC. The Licensee may not bring into the Building any equipment or materials which NRC, in its absolute discretion, considers hazardous, objectionable, or not adequately insured.

OL-20. NRC PROVIDES NRC shall maintain the Building to provide the levels of comfort, safety, security and appearance that are customary in a building of this type, except when prevented by circumstances that are reasonably beyond
NRC's control. NRC must provide in the Premises as common services heat, electrical power and lighting according to an existing standard established for the Building. To the extent that connections for them exist in the Premises, NRC must provide water, natural gas, and compressed air. In no case is NRC liable for damages on account of an interruption of any of these common services or utilities. The Licensee's use of common services and utilities shall not exceed that portion of the total system capacity that is allotted for the Premises by
NRC. Such capacities will be allocated on a prorated square foot basis.

OL-21. ACCESS NRC reserves its right of access to the Premises at all times. NRC may limit access to the Building or the Premises at times outside of normal business hours. The Licensee must provide NRC with a list of persons that the
Licensee wishes to have access to the Premises. NRC may issue identification cards and require registration of persons with its security staff to facilitate control of access to the Building. NRC may, for reasonable cause, exclude any person from the Building at any time.

In accordance with the Government Security Policy, NRC must ensure that individuals with access to

FORM OL (6/98) Requires (optional) Annexes: Equipment Schedule,               3
               and Statement of Condition
RS0010         STANDARD FORM OF NRC LEGAL SERVICES. NOT TO BE ALTERED.

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National Research Council    Conseil national de recherches    Licence to Occupy
Canada                       Canada                              Premises at NRC
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government assets or facilities undergo a security screening, which could include a fingerprint check.

OL-22. CONDUCT The Licensee shall conduct its activities in and around the
Building in a manner that does not interfere with the work of, or enjoyment of the Building by NRC and its employees, contractors, and licensees. The Licensee shall not ship or receive goods other than by way of facilities for that purpose. The Licensee shall at all times take reasonable precautions for the security of the Building and of the property of both NRC and all persons using the Building, and shall comply with directives from NRC's managers intended for, including without limitation, the security, and protection of all Users of the
Building. The Licensee must obey, and require its employees and invitees to obey, regulations about smoking, health and safety, the Fire Code, and any other law or regulation relating to activities in the Premises.

OL-23. DAMAGE. The Licensee must not damage or alter the Building, the Premises, or NRC's Equipment or Furniture, and must promptly repair, at its own expense, all damages that are not the fault of NRC. Damages must be reported to NRC, and repair work is subject to the supervision of NRC, including approval of contractors, plans and specifications. NRC may perform repairs that it considers to be the responsibility of the Licensee, if NRC considers that advisable or if the Licensee has failed to perform the repairs within a reasonable time limit demanded in writing by NRC. This paragraph applies to repairs consequent on the termination of occupancy as well as to repairs during the occupancy. For repairs performed by NRC, the Licensee must pay the cost of the repairs plus fifteen percent (15%) as a fee for supervision and contract administration.

OL-24. ENVIRONMENTAL CONTAMINATION In the event that the Licensee's activities, methods, operations or materials cause environmental contamination in the
Premises or on the grounds at NRC, the Licensee shall report the incident to NRC and shall be responsible for clean-up of the contamination to the minimum applicable standard, and if no such standard exists, to the satisfaction of NRC.

OL-25. ASSIGNMFNT This Agreement is personal to the Licensee, so that no assignment, and no assumption by a corporation formed by amalgamation with the
Licensee, is valid except by written consent of NRC, which consent shall not be unreasonably withheld.

OL-26. LIMITATION OF LIABILITY The Licensee shall not take action against NRC under the Crown Liability and Proceedings Act relating to the occupancy. Claims based on contractual liability are actionable, but not for failure or delay in performance caused by circumstances beyond the reasonable control of the defending Party. No claim may be made for indirect or consequential damages.

OL-27. TERMS OF PAYMENT Payments shall be made regularly on the scheduled days by cheque payable to: "Receiver General - National Research Council" and
delivered to NRC's Head Office marked for attention of "Accounts Receivable", No deduction, set-off, withholding, or abatement is permitted. If occupancy is intermittent and a daily rate specified, premises are considered to be occupied so long as they have not been left in an orderly condition perr11itting convenient use by NRC.

OL-28. NOTICES Any notice related to this Agreement, including a change of address, shall be sent to the addresses stated at the beginning of this agreement, by registered mail, which is deemed to be effective notice five days after mailing, or by courier or personal delivery, which is effective notice only when acknowledged by signature of a person with apparent authority to receive messages.

OL-29. DISPUTES concerning this Agreement shall not be litigated. If negotiations fail to resolve a dispute within 60 days, a Party can require non-binding mediation, whereupon the Parties sha11 jointly appoint one impartial expert mediator to mediate according to mutually agreed procedures. If a Party refuses

FORM OL (6/98) Requires (optional) Annexes: Equipment Schedule,               4
               and Statement of Condition
RS0010         STANDARD FORM OF NRC LEGAL SERVICES. NOT TO BE ALTERED.

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National Research Council    Conseil national de recherches    Licence to Occupy
Canada                       Canada                              Premises at NRC
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to effectively participate in mediation, or if mediation continues for more than
60 days, a Party can require binding arbitration under the Commercial
Arbitration Act of Canada, whereupon the Parties shall attempt to jointly appoint one impartial expert arbitrator. If they cannot agree within 30 days on the choice of an arbitrator, each Party shall appoint its own arbitrator and those arbitrators shall jointly appoint a chairperson of an arbitral tribunal.
An arbitral award shall not include punitive damages, costs or interim measures.
Each party shall pay its own costs and an equal share of all other costs of mediation and arbitration-

OL-30. GOVERNMENT CONDITIONS Violation of any of the following conditions entitles NRC to terminate forthwith this Agreement without liability and to retain the right to claim damages:

OL.30.1 No person will receive a direct benefit from this contract if that person is subject to, and not in compliance with, a Conflict of Interest and
Post-Employment Code, either the one for Public Office Holders, for the Public
Service, or for NRC Employees. (NOTE: post- employment rules mainly affect persons in the NRC "MG" category, the public service categories "Senior
Manager'. and above, ministerial staff, and Governor in Council appointees, )

OL-30.2 No Party paid, gave, promised or offered any bribe, gift, or inducement to any person, nor employed any person on the basis of a commission or contingent fee, in relation to obtaining this agreement (unless disclosed to
NRC, in writing, referring explicitly to this clause).

OL-30.3 No person who will receive a direct benefit from this Agreement has ever been convicted of a Crimina1 Code offence of fraud on the government (s.121), selling or purchasing public office (s.124), or selling defective stores to Her
Majesty (s.418).

SIGNED by the Licensee in duplicate at Ottawa, Ontario

Liska Biometry

Date: September 17, 2003

Signature: /s/ Lam Ko Chau
Name and Title Lam Ko Chau, President

SIGNED by NRC in duplicate at Ottawa, Ontario

National Research Council of Canada

Date:  17 September 2003

Signature: /s/SC Vohra
           S.C. Vohra, Director General, ASPM Branch

FORM OL (6/98) Requires (optional) Annexes: Equipment Schedule,               5
               and Statement of Condition
RS0010         STANDARD FORM OF NRC LEGAL SERVICES. NOT TO BE ALTERED.